     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 2, 2000
                                                 REGISTRATION NO. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                         -------------------------------

                           PROVINCE HEALTHCARE COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                         62-1710772
 (State or Other Jurisdiction of                            (IRS Employer
    Incorporation or Organization)                         Identification No.)

                          105 Westwood Place, Suite 400
                           Brentwood, Tennessee 37027
                    (Address of Principal Executive Offices)
                              --------------------

                           PROVINCE HEALTHCARE COMPANY
                      1997 LONG-TERM EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                            Howard T. Wall III, Esq.
                           Province Healthcare Company
                          105 Westwood Place, Suite 400
                           Brentwood, Tennessee 37027
                     (Name and Address of Agent for Service)

                                 (615) 370-1377
          (Telephone Number, Including Area Code, of Agent for Service)
                              --------------------

                        Copies of All Communications to:
                            L. Hunter Rost, Jr., Esq.
                         Waller Lansden Dortch & Davis,
                    A Professional Limited Liability Company
                          511 Union Street, Suite 2100
                         Nashville, Tennessee 37219-1760
                                 (615) 244-6380


                         CALCULATION OF REGISTRATION FEE

        TITLE OF EACH CLASS OF               AMOUNT TO BE        PROPOSED MAXIMUM          PROPOSED MAXIMUM          AMOUNT OF
     SECURITIES TO BE REGISTERED              REGISTERED     OFFERING PRICE PER SHARE  AGGREGATE OFFERING PRICE   REGISTRATION FEE
     ---------------------------             ------------    ------------------------  ------------------------   ----------------
         COMMON STOCK, PAR VALUE                26,300             $  16.125             $   424,087.50             $   111.96
           $0.01 PER SHARE (1)

         COMMON STOCK, PAR VALUE                96,178             $   14.25             $ 1,370,536.50             $   361.82
           $0.01 PER SHARE (2)

         COMMON STOCK, PAR VALUE                70,656             $  16.125             $ 1,139,328.00             $   300.78
           $0.01 PER SHARE (3)

         COMMON STOCK, PAR VALUE               480,041             $  20.125             $ 9,660,825.10             $ 2,550.46
           $0.01 PER SHARE (4)

         COMMON STOCK, PAR VALUE                66,000             $  21.375             $ 1,410,750.00             $   372.44
           $0.01 PER SHARE (5)

         COMMON STOCK, PAR VALUE               537,031             $  25.875             $13,895,677.00             $ 3,668.46
           $0.1 PER SHARE (6)

         COMMON STOCK, PAR VALUE             1,123,794             $  40.094(7)          $45,057,396.64             $11,895.15
           $0.01 PER SHARE                   ---------             -----------           --------------             ----------
         TOTAL                               2,400,000                                   $72,958,600.74             $19.261.07
                                             =========                                   ==============             ==========

(1) Represents 26,300 shares reserved for issuance pursuant to stock options granted on June 25, 1999.
(2) Represents 96,178 shares reserved for issuance pursuant to stock options granted on July 14, 1999.
(3) Represents 70,656 shares reserved for issuance pursuant to stock options granted on October 29, 1999.
(4) Represents 480,041 shares reserved for issuance pursuant to stock options granted on March 1, 2000.
(5) Represents 66,000 shares reserved for issuance pursuant to stock options granted on March 14, 2000.
(6) Represents 537,031 shares reserved for issuance pursuant to stock options granted on May 3, 2000.
(7) Estimated solely for purposes of computing the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, the proposed maximum offering price per unit is calculated as the average of the high and low selling prices of the common stock of the registrant, as reported on the Nasdaq National Market on July 25, 2000.

                                EXPLANATORY NOTE


         This registration statement relates to and registers an additional 2,400,000 shares of common stock, $.01 par value, of Province Healthcare Company for issuance under its 1997 Long-Term Equity Incentive Plan, which was amended to include 1,400,000 additional shares on March 31, 1999 and 1,000,000 additional shares on May 14, 2000. Under general instruction E to Form S-8, the information contained in the registrant's registration statement on Form S-8, Registration No. 333-56987, as filed with the Securities and Exchange Commission on June 16, 1998, is hereby incorporated herein by reference thereto. The securities registered hereunder are the same class as the securities previously registered under Registration Statement No. 333-56987.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission by the registrant (Reg. Number 0-23639) are incorporated by reference as of the dates hereof:

         - our annual report on Form 10-K for the year ended December 31, 1999;

         -        our quarterly report on Form 10-Q for the quarter ended March
                  31, 2000;

         -        our current report on Form 8-K, dated March 2, 2000;

         -        our current report on Form 8-K, dated April 4, 2000;

         -        our current report on Form 8-K, dated May 2, 2000;

         - our proxy statement on Schedule 14A relating to the annual meeting of shareholders held on May 25, 2000; and

         - the description of our common stock contained in our company's registration statement on Form S-3 filed on April 6, 2000.

         In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

         Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation to process a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. To the extent that a present or former officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which the officer or director has actually and reasonably incurred.

         The registrant's bylaws provide for the indemnification of directors and officers of the registrant to the fullest extent permitted by Section 145.

         In that regard, the bylaws provide that the registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the registrant as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification in connection with an action or suit by or in the right of such corporation to procure a judgment in its favor is limited to payment of expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such an action or suit except that no such indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the indemnifying corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in consideration of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         The registrant's certificate of incorporation further provides that no director of the corporation shall be liable to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the corporation or its stockholders, except for: (i) any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) willful or negligent unlawful payment of dividends or unlawful stock purchase or redemption; or (iv) for any transaction from which the director derived an improper personal benefit.

         The registrant has in effect insurance polices covering all of its directors and officers in certain instances where by law they may not be indemnified by the registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER            DESCRIPTION OF EXHIBITS
------            -----------------------
5.1               Opinion of Waller Lansden Dortch & Davis, PLLC.(4)

10.1              Principal Hospital Company 1997 Long-Term Equity Incentive
                  Plan. (1)

10.2              Amendment to Principal Hospital Company 1997 Long-Term Equity
                  Incentive Plan, effective March 24, 1998. (2)

10.3              Second Amendment to Province Healthcare Company 1997 Long-Term
                  Equity Incentive Plan, effective March 31, 1999. (3)

10.4              Third Amendment to Province Healthcare Company 1997 Long-Term
                  Equity Incentive Plan, effective May 14, 2000. (4)

23.1 Consent of Waller Lansden Dortch & Davis, PLLC (included in the opinion filed as Exhibit 5.1 hereto).

23.2              Consent of Ernst & Young LLP.(4)

24.1              Power of Attorney (included on page II-6).

-------------------------

      (1) Incorporated by reference to our registration statement on Form S-1, as amended, Registration No. 333-34421.

      (2) Incorporated by reference to our proxy statement on Schedule 14A, dated May 11, 1998, Commission File No. 0-23639.

      (3) Incorporated by reference to our proxy statement on Schedule 14A, dated April 16, 1999, Commission File No. 0-23639.

      (4)   Filed herewith.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on August 1, 2000.

                                      PROVINCE HEALTHCARE COMPANY.

                                      By: /s/ Richard D. Gore
                                          -------------------------------------
                                          Richard D. Gore
                                          Vice Chairman of the Board, Chief
                                          Financial Officer and Director

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin S. Rash and Richard D. Gore, and each of them, his true and lawful attorney-in-fact, as agent and with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents in full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


---------------------------------------     Chairman of the Board, President           August __, 2000
Martin S. Rash                              Chief Executive Officer and Director
                                            (Principal Executive Officer)

/s/ Richard D. Gore
---------------------------------------     Vice Chairman of the Board,                August 1, 2000
Richard D. Gore                             Chief Financial Officer and Director
                                            (Principal Financial Officer)

/s/ Brenda B. Rector
---------------------------------------     Vice President and Controller              August 1, 2000
Brenda B. Rector                            (Principal Accounting Officer)

/s/ Joseph P. Nolan                         Director                                   August 1, 2000
---------------------------------------
Joseph P. Nolan

                                            Director                                   July __, 2000
---------------------------------------
A. E. Brim

/s/ David L. Steffy                         Director                                   July 31, 2000
---------------------------------------
David L. Steffy


/s/ Winfield C. Dunn                        Director                                  August 1, 2000
---------------------------------------
Winfield C. Dunn